                                                                       EXHIBIT 5

                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                          Philadelphia, PA 19103-2921
                                 (215) 963-5000


August 6, 2004

CSS Industries, Inc.
1845 Walnut Street
Philadelphia, PA 19103

Re:   CSS Industries, Inc.
      Registration Statement on Form S-8 relating to the
      CSS Industries, Inc. 2004 Equity Compensation Plan
      --------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to CSS Industries, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission. The Registration Statement relates to the proposed offering and sale of up to 2,000,000 shares of the Company's common stock, par value $.10 per share (the "Shares"), issuable under the CSS Industries, Inc. 2004 Equity Compensation Plan (the "Plan").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares to be originally issued by the Company to participants under the Plan have been duly authorized by the Company and, when issued and delivered by the Company to participants under the Plan in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
-------------------------------
Morgan, Lewis & Bockius LLP